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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Viatel, Inc. of our report dated April 19, 2000 relating to the financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), also referred to in this Registration Statement as "AT&T Communications UK, Ltd" and "AT&T UK", as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which appears in the Viatel, Inc. Report on Form 8-K/A dated May 12, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
London, United Kingdom
June 30, 2000